UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 2, 2007
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

000-20989 (Commission File No.)	41-1719250 (IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address of principal executive offices)
952-426-6140
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
SIGNATURES
Press Release

Item 2.05. Costs Associated with Exit or Disposal Activities
On January 31, 2007, our Board of Directors and officers committed to a plan to close our Eindhoven, The Netherlands manufacturing facility and transfer production to our Minnetonka, Minnesota facility.
The restructuring will result in the termination of employment of three employees and the lease of our Eindhoven facility. We expect to complete the transition to, and obtain the necessary regulatory approvals of, our new facility in Minnetonka in the second half of 2007.
Based upon our current estimates, we anticipate incurring in 2007 approximately $315,000 to $445,000 of one-time, pre-tax exit charges, including cash charges for severance pay, lease buy-out, restoration of the leased facility and other associated costs, and non-cash charges of approximately $10,000 to $15,000 for asset impairment.
(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 1, 2007 (filed herewith).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: February 2, 2007

UROPLASTY, INC.
By:	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer